UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/26/2008

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 26, 2008, the Registrant entered into a financing transaction with its German affiliate, asola Advanced and Automotive Solar Systems GmbH ("Asola"), by which the Registrant loaned Asola US $2,196,150. The loan proceeds are to be used by Asola exclusively for paying its share of a prepayment due under a long-term solar cell supply contract.

The loan is evidenced by a Promissory Note dated September 26, 2008. Interest at the rate of 6% per year is payable on a monthly basis commencing on November 1, 2008. The entire unpaid principal and accrued interest is due and payable in full on March 31, 2010.

Asola's obligations under the Promissory Note are guaranteed by ConSolTec GmbH, the majority shareholder of Asola. ConSolTec's guaranty is secured by a pledge of ConSolTec's ownership interest in Quantum Solar Energy, Inc., a subsidiary of the Registrant, pursuant to the terms of a Stock Pledge Agreement dated September 26, 2008.

The foregoing description of the Promissory Note and Stock Pledge Agreement is qualified by reference to the complete terms of such agreements, which are included herewith as Exhibits 10.1 and 10.2.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.

10.1 Promissory Note dated September 26, 2008

10.2 Stock Pledge Agreement dated September 26, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Fuel Systems Technologies Worldwide, Inc.

Date: October 02, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.2	Stock Pledge Agreement
EX-10.1	Promissory Note